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                 CAREER EDUCATION CORPORATION AND SUBSIDIARIES

                                  EXHIBIT 11

             Statement Regarding Computation of Earnings Per Share

                 (Amounts in thousands, except per share data)

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                                                                                                                     PRO FORMA
                                                                                                                    Nine Months
                                                          Three Months Ended             Nine Months Ended             Ended
                                                             September 30,                 September 30,           September 30,
                                                       -------------------------      -------------------------    -------------
                                                        1998              1997         1998              1997          1997
                                                       -------           -------      -------           -------    ------------
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON
STOCKHOLDERS, as reported                              $   541           $(2,819)     $(2,392)          $(3,981)      $(1,816)

     Dividends on preferred stock                            -               705          274             1,444             -

     Accretion to redemption value of
      preferred stocks and warrants                          -               377        2,055               698             -
                                                       -------           -------      -------           -------       -------
Pro forma income (loss) attributable                   $   541           $(1,737)     $   (63)          $(1,839)      $(1,816)
 to common stockholders                                =======           =======      =======           =======       =======

Pro forma Basic Earnings Per Share:

     Common stock outstanding                            7,142               768        6,309               768         2,686

     Preferred stock conversion                              -             2,354          310             1,593         2,207

     Warrant conversion                                      -               644           80               427             -
                                                       -------           -------      -------           -------       -------
          Total weighted average                         7,142             3,766        6,699             2,788         4,893
           shares outstanding                          =======           =======      =======           =======       =======

Pro forma income (loss) per share
 attributable to common stockholders                   $  0.08           $ (0.46)     $ (0.01)          $ (0.66)      $ (0.37)
                                                       =======           =======      =======           =======       =======

Pro forma Diluted Earnings Per Share:

     Common stock outstanding                            7,142               768        6,309               768         2,686

     Preferred stock conversion                              -             2,354          310             1,593         2,207

     Warrant conversion                                      -               644           80               427             -

     Common stock equivalents                              196                 -            -                 -             -
                                                       -------           -------      -------           -------       -------
          Total weighted average shares                  7,338             3,766        6,699             2,788         4,893
           outstanding                                 =======           =======      =======           =======       =======
Pro forma income (loss) per share
 attributable to common stockholders                   $  0.07           $ (0.46)     $ (0.01)          $ (0.66)      $ (0.37)
                                                       =======           =======      =======           =======       =======
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